Exhibit (d)(1)(i)(C)(vi)

AMENDMENT NO. 5

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 5 to the Investment Management Agreement (“Amendment No. 5”), effective as of July 16, 2014 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

The Trust and FMG LLC agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011, as amended (the “Agreement”), as follows:

1.	Name Change: Effective May 1, 2014, the name of the EQ/Franklin Templeton Allocation Portfolio was changed to AXA/Franklin Templeton Allocation Managed Volatility Portfolio.

2.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager and the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

APPENDIX A

AMENDMENT NO. 5

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Portfolio	Management Fee
AXA/Franklin Templeton Allocation Managed Volatility Portfolio (formerly, EQ/Franklin Templeton Allocation Portfolio)	0.05% of the average daily net assets of the Portfolio.

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Ultra Conservative Strategy Portfolio

(collectively, the “Strategic Allocation Portfolios”)

0.10% of the average daily net assets of each Strategic Allocation Portfolio.

All Asset Moderate Growth-Alt 15 Portfolio

All Asset Aggressive-Alt 25 Portfolio

All Asset Aggressive-Alt 50 Portfolio

All Asset Aggressive-Alt 75 Portfolio

(collectively, the “All Asset Allocation Portfolios”)

0.10% of the average daily net assets of each All Asset Allocation Portfolio.